UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

Commission File Number: 000-56399

BrooQLy Inc.
(Exact name of registrant as specified in its charter)

Nevada	86-2265420
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10101 S. Robert Road, Suite 209 Palos Hills, Illinois	60465
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  718-705-8770

__________________________________________________________

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 5.01	Changes in Control of Registrant.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Share Purchase Agreement; Change of Control of Company

On February 25, 2025, Panagiotis Lazaretos, Helen V. Maridakis, and Nikolaos Ioannou, the three controlling shareholders (collectively, the “Sellers”) of BrooQLy Inc., a Nevada corporation (the “Company”), entered into a Share Purchase Agreement (the “SPA”) with Aerospace Capital Partners, LLC, a Nevada limited liability company (”ACP”). Pursuant to the SPA, the Sellers sold an aggregate of 18,000,000 shares of common stock of the Company to ACP, equal to approximately 70.3% of the Company’s outstanding shares of common stock. As a result of this transaction, ACP became the controlling shareholder of the Company.

The purchase price paid by ACP was $360,000, of which $358,200 was to pay off the Company’s outstanding liabilities as of February 25, 2025, with the remaining $1,800 paid to the Sellers.

The source of the funds used by ACP to pay the purchase price was loans from private investors.

Other than the entry into the SPA and the transactions described therein and the agreements discussed below, there were no arrangements between ACP and the Sellers which could result at a subsequent date in a further change of control of the Company.

Convertible Promissory Note

In connection with the SPA and the payment of the Company’s outstanding liabilities, the Company issued to ACP a Convertible Promissory Note (the “Note”) in the original principal amount of Three Hundred Fifty-eight Thousand Two Hundred Dollars ($358,200). The Note will convert automatically into shares of the Company’s common stock or a series of preferred stock upon the occurrence of all of the following: (1) the acquisition of the controlling interest in the Company by ACP, which happened pursuant to the SPA; (2) the effectiveness of an amendment to the Company’s Articles of Incorporation to authorize the Company to issue preferred stock; and (3) the filing of a Certificate of Designation of Rights and Preferences of a series of preferred stock of the Company. Upon the occurrence of all three events, ACP has the right to determine whether the Note amount will convert into shares of common stock or shares of the new preferred stock.  The conversion price of the Note amount will be $0.015 per share of either common stock or preferred stock.

Asset Purchase Option and License Agreement

Also in connection with the SPA, the Company entered into an Assets Purchase Option and License Agreement (the “Option and License Agreement”) with the Sellers. Pursuant to the Option and License Agreement, the Company granted to Absocare, Inc., a South Dakota corporation (“ABSO”), an entity controlled by the Sellers, a non-exclusive, royalty-free license to use certain assets of the Company (the “Assets”) for a period of six months (the “License Period”). The Assets consist of the Company’s name and trademark; the software code used by the Company; the domain name (www.brooqly.com); the Company’s app store accounts; and the Company’s social media accounts.  ABSO has no right to sublicense, modify, distribute, or commercialize the Assets during the License Period.

Additionally, pursuant to the Option and License Agreement, the Company granted to ABSO the option to purchase the Assets at the end of the License Period. ABSO may elect to exercise the option by written notice to the Company for three months after the end of the License Period.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Resignation of Board Members and Officers

In connection with the change of control and pursuant to the terms of the SPA, the following individuals agreed to and did resign from the following positions effective February 25, 2025:

Name	Positions
Panagiotis Lazaretos	Chief Executive Officer, Director
Nikolaos Ioannou	Chief Operating Officer, Director
Helen V. Maridakis	Chief Financial Officer, Director

The resigning officers and board members have confirmed that their departures were not due to any disagreements with the Company regarding its operations, policies, or practices. Each of the resigning directors provided the Company with a written letter of resignation from the board of directors of the Company. The Company provided a copy of this Current Report on Form 8-K to the resigning directors for their review prior to filing it with the U.S. Securities and Exchange Commission, and provided the resigning directors the opportunity to furnish to the Company any information stating whether he or she agrees with the statements made by the Company in this Item 5.02.

Appointment of New Board Members and Officers

In connection with the closing of the SPA and the transactions described therein, the following individuals were appointed  to the Board of Directors:

Kent Wilson, Chairman of the Board

Jeff Hail

Ian Kantrowitz

Shannon Rigney

Additionally, the following individuals were appointed to the following offices of the Company:

Name	Position
Kent Wilson	Chief Executive Officer
Jeff Hail	Chief Operating Officer
Ian Kantrowitz	Vice President
Shannon Rigney	Vice President

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Biographical information for new officers and directors

Kent Wilson – Chief Executive Officer, Chairman of the Board

Mr. Wilson, 52,  previously served as the Chief Executive Officer and Secretary of Alpine 4 Holdings, Inc. (“Alpine 4”) , since June 2014. Mr. Wilson resigned as Chief Executive Officer of Alpine 4 in February 2025. Prior to his time with Alpine 4, Mr. Wilson was the CEO of Crystal Technology Holdings, Ltd./NextSure, LLC. This company successfully designed, built, and brought two products to market, including an internet-based insurance rating engine that allowed prospective buyers to rate and buy their auto insurance online via a virtual insurance agent. Since 2002, Mr. Wilson has been actively involved with all facets of corporate financial and operational planning and has held the title of CFO and CEO for several different companies. Mr. Wilson has also consulted for various finance departments of publicly traded companies such as JDA Software and Switch & Data, Inc. to help them identify and develop the best SOX and GAAP practices and procedures. In 2011, Mr. Wilson took over as CFO of United Petroleum Company and helped guide them from a small startup with less than $1 million in revenue to a company with $20 million in revenue and a growth path for 2013 and 2014. Mr. Wilson holds a BA degree in Management and an MBA from Northcentral University. Management believes Mr. Wilson’s extensive management, strategic planning, and public company experience qualify him to serve as a director.

Jeff Hail – Chief Operating Officer, Director

Mr. Hail, 62, previously served as the Chief Operating Officer of Alpine 4 Holdings, Inc., since January 2019, and before that serving as Senior Vice President of Operations since April 2014. Mr. Hail’s professional experience has been both in the government and private sector. As a Buyer/Contract Officer with the Arizona Department of Transportation writing, awarding, and administering highway services contracts. In the private sector, Mr. Hail experienced success by starting a number of different companies and building them to be the leaders in their niche sectors from both electronics manufacturing to e-commerce. As a result, he brings a broad-based experience level with the operational aspects of running a business in today’s realm. Mr. Hail holds a Bachelor of Science degree in Operations and Production Management from the W.P. Carey School of Business at Arizona State University. Management believes Mr. Hail’s extensive business operations and broad industry experience qualify him to serve as a director.

Ian Kantrowitz – Vice President, Director

Mr. Kantrowitz, 45, served as Vice President of Investor Relations at Alpine 4 Holdings, Inc., from 2021 to 2025, following his role as Director of Investor Relations from 2014 to 2021. Mr. Kantrowitz played a key role in securing capital at critical moments, through not only his personal network, but by fostering stakeholder relationships with effective and compelling communication during pivotal growth phases. Also serving on the company’s Board of Directors, Mr. Kantrowitz was accountable for creating and presenting a consistently applied investment message, building trusted relationships and shaping strategic messaging to shareholders and the investment community, while providing insight on public perception and market positioning. He was often regarded as a voice of reason, offering balanced perspectives during critical decision-making moments. Prior to joining Alpine 4, Mr. Kantrowitz built a diverse career involving project management, negotiations and sales in addition to relationship management. He served as a Project Manager for two major homebuilders in Phoenix, Arizona, Continental Homes and Engle Homes, where he honed his leadership and operational skills. Additionally, he was a top-performing banker at Wells Fargo Bank, ranked number five in the country, showcasing his dedication to client satisfaction and business growth. Mr. Kantrowitz’s analytical insight with a people-first approach and experience with investor relations and project management qualify him to serve as a director.

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Shannon Rigney – Vice President, Director

Ms. Rigney, 40, previously served as Vice President of Social Media and Public Relations at Alpine 4 Holdings, Inc., since 2016, having been with the company since 2014. With a decade of experience specializing in brand strategy and corporate relationship management, Ms. Rigney played a pivotal role in shaping the company’s public narrative, developing investor-facing communications, and driving strategic media campaigns and events across Alpine 4’s diverse portfolio of subsidiaries. With a diverse career background spanning public messaging, financial forecasting, project management and contract negotiations in various industries from home building to transportation logistics and medical devices, Ms. Rigney brings a unique ability to craft communications and messaging that align with business objectives while resonating with key stakeholders. Ms. Rigney holds a Bachelor of Business Administration in Marketing from the University of Arizona, Eller College of Management. Her collaborative approach bridges the gap between investor relations, marketing, and operations, ensuring consistent and transparent messaging across multiple platforms. Her extensive experience in stakeholder engagement, public company compliance and communications qualify her to serve as a director.

There are no family relationships between any of the new directors or officers of the Company. There are no transactions with related persons involving any of the new officers and directors and the Company which would require disclosure pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between any of the new officers and directors and any other person pursuant to which they were selected as directors.

As of the date of this Current Report, the Board of Directors had not determined to which committees any of the new directors would be named.

Item 8.01 Other Events

Management believes that the acquisition of a controlling position in the Company by ACP represents a strategic transformation of the Company into an aerospace-focused enterprise. Management intends to pursue multiple aerospace acquisitions in the near future as part of this new corporate direction.

Further updates on specific acquisitions, leadership initiatives, and operational changes will be provided in subsequent filings and public announcements.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement between Aerospace Capital Partners and the Controlling Shareholders of BrooQLy Inc.

10.2	Assets Purchase Option and License Agreement between BrooQLy Inc. and Absocare, Inc.

10.3	Convertible Promissory Note, dated February 25, 2025

10.4	Assets Purchase Option and License Agreement, dated February 25, 2025

10.5	Lock Up Agreement, dated February 25, 2025

17.1	Resignation Letter from Panagiotis Lazaretos

17.2	Resignation Letter from Helen V. Maridakis

17.3	Resignation Letter from Nikolaos Ioannou

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrooQly Inc.

/s/ Kent Wilson
By: Kent Wilson
Title: CEO / Chairman of Board
Date: March 3, 2025

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